Exhibit 99.1

MMMMMMMMMMMM . MMMMMMMMMMMEMxMhMibMit C123456789 99.1 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on [ ], 2016 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/LMC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5. + For Against Abstain 1. A proposal to approve the adoption of an amendment and restatement of our certificate of incorporation, among other things, to reclassify and exchange our existing common stock by exchanging the shares of our existing common stock for newly issued shares of three new tracking stocks, to be designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, and to provide for the attribution of the businesses, assets and liabilities of our company among a new SiriusXM Group, a new Braves Group and a new Media Group, respectively. 2. A proposal to approve the adoption of an amendment and restatement of our certificate of incorporation, in connection with the reclassification and exchange of our existing common stock, among other things, to reclassify and exchange each outstanding share of our existing Series A, Series B and Series C common stock by exchanging each such share for the following upon the cancellation thereof: [ ] For Against Abstain of a newly issued share of the corresponding series of Liberty SiriusXM common stock; [ ] of a newly issued share of the corresponding series of Liberty Braves common stock; and [ ] of a newly issued share of the corresponding series of Liberty Media common stock. For Against Abstain 3. A proposal to approve the adoption of an amendment and restatement of our certificate of incorporation, in connection with the reclassification and exchange of our existing common stock, among other things, to provide the board of directors with discretion to convert shares of common stock intended to track the performance of any of the SiriusXM Group, the Braves Group or the Media Group into common stock intended to track the performance of one of such other groups. 4. A proposal to approve the adoption of an amendment and restatement of our certificate of incorporation, in connection with the reclassification and exchange of our existing common stock, among other things, to provide the board of directors with discretion to permit the sale of all or substantially all of the assets of a group without a vote of the holders of the stock of that group, if the net proceeds of such sale are distributed to holders of that stock by means of a dividend or redemption, that stock is converted into stock of another group or a combination of the foregoing is effected, unless such vote is otherwise required by applicable law. 5. A proposal to authorize the adjournment of the special meeting by Liberty Media to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the other proposals to be presented at the special meeting. For Against Abstain For Against Abstain Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 6 6 4 9 1 029FDA MMMMMMMMM breyes2 D:20160202162012-05'00'2/2/2016 2:20:12 AM --------------------------------------------Marked set by breyes2 B A Special Meeting Proxy Card1234 5678 9012 345 X IMPORTANT SPECIAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy — LIBERTY MEDIA CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [ ], 2016 The undersigned hereby appoint(s) Richard N. Baer and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock, Series B common stock and/or Series C common stock held by the undersigned at the Special Meeting of Stockholders to be held at [ ], local time, on [ ], 2016, at [ ], and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C